UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 7, 2007
Crum & Forster Holdings Corp.
(Exact Name of Registrant as Specified in its Charter)
333-84068
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-3611900 (I.R.S. Employer Identification Number)

305 Madison Avenue, Morristown, NJ (Address of Principal Executive Offices)	07962 (Zip Code)
(973) 490-6600
(Registrant’s Telephone Number, Including Area Code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On May 7, 2007, Fairfax Financial Holdings Limited, the indirect sole shareholder of Crum & Forster Holdings Corp. (the “Company”), issued the press release attached hereto as Exhibit 99.1, announcing the completion of its previously announced offering of $330 million of 7 3/4% Senior Notes due May 1, 2017 and announcing the receipt of the requisite consents to amend the indenture governing the Company’s 10 3/8% Senior Notes due 2013 (the “2013 Notes”) in connection with the previously announced tender offer to purchase the outstanding 2013 Notes and related consent solicitation, which press release is incorporated by reference herein and furnished pursuant to Item 7.01 of Form 8-K.
The information in this Current Report on Form 8-K under this Item 7.01, including the information set forth in Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRUM & FORSTER HOLDINGS CORP.
(Registrant)

Dated: May 7, 2007	By:	/s/ Mary Jane Robertson

		Name:	Mary Jane Robertson
		Title:	Executive Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated May 7, 2007